SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

POWER EFFICIENCY CORPORATION

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________________________

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

POWER EFFICIENCY CORPORATION

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On February ___, 2012

To our Stockholders:

We are furnishing the attached Information Statement to the holders of common stock of Power Efficiency Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify stockholders that the Board of Directors of the Company (the “Board”) and the holders of more than a majority of our common stock, par value $0.001 per share (the “Common Stock), who collectively own approximately 84% of the Common Stock either directly or indirectly) (the “Voting Stockholders”), have taken and approved actions to (i) amend our Certificates of Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock, Series C-1 Convertible Preferred Stock and Series D Convertible Preferred Stock (as set forth in Exhibit A hereto) (collectively, the “Certificates of Designation”) and (ii) amend Article Fourth of our Amended and Restated Certificate of Incorporation to include Section 4.8, as set forth in Exhibit B attached hereto (the “Article Fourth Amendment”) to effect a 1 for 100 reverse stock split of the currently issued and outstanding Common Stock (the “Reverse Split”). These two amendments may be given effect simultaneously or separately as determined by the Board in the best interest of the stockholders and the Company. Each of the amendment to the Certificates of Designation and the Article Fourth Amendment (collectively, the “Amendments” or “Actions” and each an “Amendment” or “Action”) are described in this Information Statement.

The Company will file the Amendments with the Delaware Secretary of State. The amendments to the Certificates of Designation will become effective immediately before the Company files the Article Fourth Amendment. No Amendment will be filed until after February _____, 2012. When filed, the Company will amend the Certificates of Designation first, and then will file the Article Fourth Amendment to accomplish the Reverse Split.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the amendments to the Certificates of Designation have been approved by the requisite percentage of outstanding shares of each of the Series B, Series C-1 and Series D shares and both of the Amendments have been approved by stockholders representing more than a majority of the voting power of our outstanding Common Stock. The Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement in its entirety for a description of the action taken by certain stockholders representing more than a majority of the voting power of our outstanding Common Stock.

The Information Statement is being made available on or about February __, 2012 to stockholders of record as of February 9, 2012, the record date for determining our stockholders eligible to consent in writing to the matters discussed above and entitled to notice of those matters.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely

/s/ Steven Strasser
Chief Executive Officer and Vice Chairman of the Board of Directors

Power Efficiency Corporation

5744 Pacific Center Blvd., Suite 311

San Diego, CA 92121

(702) 697-0377

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You Are Requested Not To Send Us a Proxy

INTRODUCTION

Stockholder Actions

We are disseminating this Information Statement to notify you that the Voting Stockholders, being the owners of more than a majority of the voting power of the Company’s outstanding Common Stock, delivered written consent to the Company as of February 9, 2012 to approve the Amendments. The Amendments are:

a.	An amendment to each of the Certificates of Designation to ensure that the sale of the Company’s Series E Preferred Stock shall not be deemed a liquidation for the purposes of Section B(3), subsection (c)(1) of each of the Certificates of Designation. The text of such Amendment is set forth in Exhibit A to this Information Statement and is denoted by underlined lettering.

c.	An amendment to Article Fourth of our Amended and Restated Certificate of Incorporation to include Section 4.8 in order to effect a combination of our outstanding Common Stock (but not our authorized Common Stock) at the rate of one (1) new post-split share (the “New Shares”) for each one hundred (100) pre-split shares (the “Old Shares”) of our Common Stock, with such combination to be effected immediately upon the filing of such Amendment. The text of such Amendment is set forth in Exhibit B to this Information Statement.

Forward Looking Statements

This Information Statement may contain certain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially and adversely from those expressed or implied by such forward-looking statements.

Such forward-looking statements include statements about our expectations, beliefs or intentions regarding actions contemplated by this Information Statement, our potential business and financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made and are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” or “will,” and similar expressions or variations. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

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Vote Required

We are not seeking consents, authorizations or proxies from you. After the Amendments were unanimously approved by the Board, the Voting Stockholders accomplished the vote which was required to approve the Amendments.

On February 9, 2012 (the “Record Date”), there were 66,833,666 shares of Common Stock issued and outstanding and an aggregate of 479,307 shares of Series B, Series C-1, Series D and Series E Convertible Preferred Stock outstanding (collectively, the “Convertible Preferred Stock”), which are currently convertible into 352,900,200 shares of Common Stock. Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock is entitled to vote with the shares of Common Stock on an as converted basis. The Voting Stockholders own 352,444,755 shares on an as converted basis, or approximately 84% of the voting stock.

The Delaware General Corporation Law (the “DGCL”) permits the holders of a corporation’s outstanding stock representing a majority of that corporation’s voting power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize, and did in fact obtain, the written consent of the Voting Stockholders. The written consent satisfies the stockholder approval requirement for the Actions. Accordingly, under the DGCL no other Board or stockholder approval is required in order to effect the Actions.

Effective Date

This Information Statement is being made available on or about February __, 2012 to the Company’s stockholders of record as of the Record Date. The Actions will be effective when the applicable Amendment is filed with the Delaware Secretary of State. The Company will not make any filing until on or after __________, 2012, a date that is more than 20 calendar days after this Information Statement is first sent to our stockholders.

Because the Board maintains discretion as to whether to file the Article Fourth Amendment simultaneously with or after the filing of the amendment to each of the Certificates of Designation, the effective date will be when the Company files the amendments to the Certificates of Designation with the Delaware Secretary of State. We anticipate that we will first file the amendments to our Certificates of Designation and then file our Article Fourth Amendment to effect the Reverse Split.

The expenses of distributing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Information Statement to the beneficial owners of Common Stock held of record by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

Dissenters’ Rights of Appraisal

Under the DGCL, Company stockholders are not entitled to appraisal rights with respect to any of the Actions.

Change in Control

On January 27, 2012, the Company issued two hundred fifty (250) shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”), each share convertible into 1,000,000 shares of Common Stock for an aggregate of 250,000,000 shares of Common Stock, to Philip Meisel (the “Financing”). Mr. Meisel will contribute $2,500,000 of new cash towards the Financing. Upon filing of the Article Fourth Amendment and consummation of the Reverse Split, each 1 share of the Series E Preferred Stock will automatically convert into 10,000 shares of Common Stock. As a result of the conversion and the Reverse Split, Mr. Meisel will own 2,641,000 shares of Common Stock representing 63% of the Company’s outstanding Common Stock, a controlling stake in the Company. While Mr. Meisel will have control over the Company, he does not intend to change any of the Company’s operations.

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Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Record Date and Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, the Company had 66,833,666 shares of Common Stock and an aggregate of 479,307 shares of its Convertible Preferred Stock issued and outstanding, which are currently convertible into 352,900,200 share of Common Stock. Common Stock holders are entitled to one vote per share and holders of the Convertible Preferred Stock shall be entitled to vote with the shares of Common Stock on an as converted basis. The following table sets forth the beneficial ownership of the Common Stock as of the Record Date by each person who served as a director and/or an executive officer of the Company on that date, the number of shares beneficially owned by all of the Company’s directors and executive officers as a group, and any persons who beneficially own 5% or greater of the Common Stock as of the Record Date. The business address for each of the Company’s officers and directors is 5744 Pacific Center Blvd., Suite 311, San Diego, CA 92121.

Title of Class	Name of Beneficial Owner(2)	Shares Owned		Percent of Shares Owned(15)
Common Stock	Philip Meisel, Chairman of the Board	20,350,000	(3)	23.78%
Common Stock	Steven Strasser, CEO, Vice Chairnam	27,184,420	(4)	33.35%
Common Stock	Douglas Dunn, Director	1,094,415	(5)	1.61%
Common Stock	Kenneth Dickey, Director	862,979	(6)	1.28%
Common Stock	Brian Chan, VP Finance, Director	300,000	(7)	Less than 1%
Common Stock	Summit Energy Ventures, LLC	6,803,901	(4)	10.18%
Common Stock	Marc Lehmann	5,830,556	(8)	8.07%
Common Stock	Herman Sarkowsky	11,753,007	(9)	16.04%
Common Stock	George Boyadjieff	3,697,661	(10)	5.42%
Common Stock	Ron Boyer	10,868,691	(11)	15.02%
Common Stock	Irwin Helford	4,722,557	(12)	6.78%
Common Stock	Byron LeBow	7,466,977	(13)	10.39%
Common Stock	Marathon Hard Asset Fund L.P.	4,344,926	(14)	6.36%
Common Stock	All Executive Officers and Directors as a Group (5 persons)	49,791,814		48.68%

(1)	This table reflects the beneficial ownership of Common Stock prior to the Reverse Split. Currently, the Company has 66,833,666 shares of Common Stock outstanding. Following the Reverse Split and conversion of the Series E Preferred Stock, the Company will have 3,718,337 shares of Common Stock outstanding.

(2)	Information in this table regarding directors and executive officers is based on information provided by them. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and executive officers has sole voting and/or investment power with respect to such shares. The address for each of the persons reported in the table is in care of Power Efficiency Corporation at 5744 Pacific Center Blvd., Suite 311, San Diego, CA 92121.

(3)	Includes 1,600,000 shares of Common Stock held directly, 12,500,000 shares of Common Stock subject to the conversion of 125,000 shares of Series D Preferred Stock, and 6,250,000 shares of Common Stock subject to warrants presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Meisel’s warrants expire on June 20, 2015. Following the Reverse Split, Mr. Meisel will own an additional 2,500,000 shares of Common Stock as a result of the mandatory conversion of the Series E Preferred Stock.

(4)	Includes 6,803,901 shares of Common Stock held by Summit Energy Ventures, LLC, in which Steven Strasser is one of two members, 5,710,901 shares of Common Stock held directly, 2,010,000 shares of Common Stock subject to the conversion of 20,100 shares of Series B Preferred Stock, 812,500 shares of Common Stock subject to the conversion of 8,125 shares of Series C-1 Preferred Stock, 3,454,700 shares of Common Stock subject to the conversion of 34,547 shares of Series D Preferred Stock, and 8,392,418 shares of Common Stock subject to options and warrants which are presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Strasser was also granted an additional 1,730,434 shares of Common Stock subject to options which will become exercisable after 60 days of the date hereof. Mr. Strasser’s options and warrants expire on various dates from October, 2012 through August, 2020. The business address for Summit Energy Ventures, LLC is: 1 Hughes Center Drive, #1004-N, Las Vegas, NV 89169.

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(5)	Includes 119,415 shares of Common Stock, 100,000 shares of Common Stock subject to the conversion of 1,000 shares of Series B Preferred Stock, and 875,000 shares of Common Stock subject to options and warrants presently exercisable or which will become exercisable within 60 days of the date hereof. Dr. Dunn’s options expire on various dates from May, 2016 through March, 2021.

(6)	Includes 112,979 shares of Common Stock, 125,000 shares of Common Stock subject to the conversion of 1,250 shares of Series C-1 Preferred Stock, and 625,000 shares of Common Stock subject to options and warrants presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Dickey’s options expire on various dates from February, 2012 through March, 2021.

(7)	Includes 300,000 shares of Common Stock subject to options presently exercisable. Mr. Chan’s options expire on various dates from March, 2015 through May 2015.

(8)	Includes 400,000 shares of Common Stock held directly, 3,125,000 shares of Common Stock subject to the conversion of 3,125 shares of Series D Preferred Stock, and 2,305,556 shares of Common Stock subject to options and warrants presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Lehmann’s options and warrants expire on various dates from June, 2015 through October, 2016. Mr. Lehmann’s business address is: Riverloft Capital, 300 W. 41st Street, Suite 201-A, Miami Beach, FL 33140.

(9)	Includes 5,319,700 shares of Common Stock held directly, 1,100,000 shares of Common Stock subject to the conversion of 11,000 shares of Series B Preferred Stock, 1,350,000 shares of Common Stock subject to the conversion of 1,350 shares of Series D Preferred Stock, and 3,983,307 shares of Common Stock subject to options presently exercisable or which will become exercisable within 60 days of the date hereof. Mr. Sarkowsky’s options expire on various dates from November, 2011 through August, 2020. Mr. Sarkowsky’s business address is: 1201 3rd Avenue, Suite 5450, Seattle, WA 98101.

(10)	Includes 2,247,661 shares of Common Stock held directly, 400,000 shares of Common Stock subject to the conversion of 4,000 shares of Series B Preferred Stock, and 1,050,000 shares of Common Stock subject to options and warrants presently exercisable. Mr. Boyadjieff’s options and warrants expire on various dates from October, 2012 through February, 2020. Mr. Boyadjieff’s business address is: 18772 Colony Circle, Villa Park, CA 92861.

(11)	Includes 5,332,458 shares of Common Stock held directly, 3,000,000 shares of Common Stock subject to the conversion of 30,000 shares of Series B Preferred Stock and 2,536,233 shares of Common Stock subject to warrants presently exercisable. Mr. Boyer’s warrants expire on various dates from October, 2012, through May, 2015. Mr. Boyer’s business address is: 6129 SW Sheridan St., Portland, OR 97225.

(12)	Includes 1,890,125 shares of Common Stock held directly, 200,000 shares of Common Stock subject to the conversion of 2,000 shares of Series B Preferred Stock, 625,000 shares of common stock subject to the conversion of 6,250 shares of Series C-1 Preferred Stock, 675,000 shares of Common Stock subject to the conversion of 6,750 shares of Series D Preferred Stock, and 1,332,432 shares of Common Stock subject to warrants presently exercisable. Mr. Helford’s warrants expire on various dates from October, 2012 through October, 2016. Mr. Helford’s business address is: 1 Hughes Center Drive, #1804, Las Vegas, NV 89169

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(13)	Includes 2,455,744 shares of Common Stock held directly, 800,000 shares of Common Stock subject to the conversion of 8,000 shares of Series B Preferred Stock, 375,000 shares of common stock subject to the conversion of 3,750 shares of Series C-1 Preferred Stock, 1,350,000 shares of Common Stock subject to the conversion of 13,500 shares of Series D Preferred Stock, and 2,486,233 shares of Common Stock subject to warrants presently exercisable. Mr. LeBow’s warrants expire on various dates from March, 2012 through May, 2015. Mr. LeBoy’s business is: 1 Hughes Center Drive #1104-N, Las Vegas, NV 89169.

(14)	Includes 2,844,926 shares of Common Stock, 1,000,000 shares of Common Stock subject to the conversion of 10,000 shares of Series B Preferred Stock, and 500,000 shares of Common Stock subject to warrants presently exercisable. Marathon Hard Asset Fund L.P.’s warrants expire on various dates from November, 2012 through December, 2012. The business address for Marathon Hard Asset Fund L.P. is: One Ferry Building, Suite 255, San Francisco, CA 94111.

(15)	The percentage for Common Stock includes all shares of Common Stock subject to options and warrants exercisable within 60 days of the date hereof.

Interested Party Disclosure

Mr. Meisel, a significant stockholder of the Company, has a substantial direct interest in the Actions. The Actions are being effectuated as a part of the Financing which closed on January 27, 2012. As a result of the Actions, Mr. Meisel will become a controlling stockholder of the Company.

In addition, the Company expects all of its existing stockholders will also benefit from the Actions through the potential appreciation of their Common Stock. Further, to the extent that certain of the Actions have anti-takeover implications as described below (even though the Company is not aware of any pending takeover threat), these may be perceived as potentially benefitting insiders. Finally, if the Company ultimately utilizes its capital to effect any strategic transaction with a related party that related party could be deemed to derive a direct or indirect benefit from the Actions.

DESCRIPTION OF STOCKHOLDER ACTIONS

The Voting Stockholders voted in favor of the Actions pursuant to an agreement relating to the Financing. The Actions are aimed to help the Company complete the Financing and allow the Company greater flexibility as the Board and the executive officers attempt to implement its business plan and current and anticipated operations.

The Financing, which will ultimately give control of the Company to Mr. Meisel, required the Company to amend the Certificates of Designation and to increase the number of shares of Common Stock available for issuance as a result of the Financing. The Company must amend the Certificates of Designation in order to prevent the vesting of certain liquidation rights in favor of the holders of our outstanding preferred stock. Based on preliminary discussions with financial and legal advisors, the Company believes the Reverse Split is the best means of increasing the available supply of authorized Common Stock. The Actions are intended solely to accomplish these purposes and are not otherwise intended to affect the rights of the Company’s existing stockholders.

To implement the Amendments, the Company will first file amendments to the Certificates of Designation and then file the Article Fourth Amendment to effect the Reverse Split.

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A. Amendment to the Certificates of Designation

The amendment to the Certificates of Designation was adopted by the Board on January 11, 2012, and approved by the Voting Stockholders on or about January 20, 2012, in order to ensure that the sale of the Series E Preferred Stock would not be deemed a liquidation pursuant to Section B(3), subsection (c)(1) of each of the Certificates of Designation. The description of the amendment to the Certificates of Designation in this Information Statement is intended to be a summary only and is qualified in its entirety by the terms of such amendment to the Certificates of Designation included in this Information Statement as Exhibit A.

Reasons for the Amendment

The amendment to the Certificates of Designation will allow the Company to issue the Series E Preferred Stock without triggering liquidation rights for the Series B Convertible Preferred stockholders, the Series C-1 Convertible Preferred stockholders and the Series D Convertible Preferred stockholders under Section 3(B), subsection (c)(i) of each of the respective Certificates of Designation.

Effectiveness of the Amendment

The Company intends to file the amendment to the Certificates of Designation with the Secretary of State of Delaware upon the expiration of 20 days after the mailing of this Information Statement to our stockholders as required under Rule 14c-2 of the Exchange Act.

B. Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split

In accordance with DGCL §242(a)(3), our Board has adopted a resolution authorizing the Company to amend Article Fourth of our Amended and Restated Certificate of Incorporation to combine our outstanding (but not our authorized) capital stock at a ratio of one (1) new share for each one hundred (100) shares of Common Stock outstanding immediately prior to the time Reverse Split is effected. The Reverse Split may be effected by the Board at any time within its discretion, but the Board currently expects to implement the Reverse Split as soon as possible. The Voting Stockholders approved the Reverse Split by written consent. Regardless of whether the Reverse Split is effected, the par value of our Common Stock will remain $0.001 per share and the number of shares of Common Stock authorized for issuance at the time the Reverse Split is effected will not change.

Reasons for the Reverse Split

Pursuant to the Financing, the Company needs to increase its available authorized but unissued shares of Common Stock. Our Board believes the Reverse Split is the best means of accomplishing this task. The Board believes the Reverse Split will not only reduce the Company’s outstanding Common Stock and enable the Company to successfully effect the Financing, but it will simultaneously increase the current trading price of the Common Stock, which is currently trading well below $1 per share. Prior to making this decision, the Company engaged in general discussions with financial and legal advisors regarding the best approach to increase the authorized but unissued stock of the Company. Based on these discussions, the Company has determined that reducing the total number of shares of stock it currently has outstanding through a reverse stock split is the preferred method of increasing the authorized but unissued Common Stock available for future issuance. Therefore, based on these discussions, the Company believes it is appropriate to reduce the Company’s currently outstanding Common Stock through the Reverse Split.

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Potential Disadvantages of a Reverse Split

While the Reverse Split would help increase the per share market price of our Common Stock, we cannot assure you that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effects of the Reverse Split

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock from 66,833,666 to approximately 668,337 shares (subject to rounding fractional shares up to the next whole share). The par value of our Common Stock will remain $0.001 per share and the number of shares of Common Stock authorized to be issued will remain at the number authorized at the time the Reverse Split is effected, currently 350,000,000 shares.

The current number of holders of record of our Common Stock is 147. Following the Reverse Split, the number of our stockholders of record will remain at 147, as any of our stockholders (if any) who have less than one share following the Reverse Split will be rounded up in the exchange to one share. The Reverse Split is not intended to reduce our total number of stockholders for any purpose.

In addition to the issued and outstanding shares, the Company also has reserved approximately 100,000,000 shares of Common Stock for certain derivative securities (approximately 14,000,000 options pursuant to the 2000 Stock Option and Restricted Stock Plan, and approximately 500,000 Series B, Series C-1 and Series D units made up of convertible shares and warrants that are convertible into an aggregate of approximately 80,000,000 shares of Common Stock). Upon the effectiveness of the Reverse Split, such options will be adjusted proportionately with the per-share exercise price and the number of shares issuable upon the exercise of any outstanding options entitling the holders to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise as would have been required immediately preceding the Reverse Split. Additionally, the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into our Common Stock will be reduced proportionately based on the Reverse Split ratio selected by the Board.

The Reverse Split will affect the number of shares owned by all of the holders of Common Stock uniformly, except for insignificant changes resulting from the rounding up of fractional shares, as discussed below. However, the Reverse Split will not affect our stockholder’s percentage ownership interest or proportionate voting power uniformly. Upon the effectiveness of the Reverse Split, the Series E Convertible Preferred Stock will automatically convert into 3,050,000 shares of Common Stock. This will result in a substantial change in percentage ownership for the non-Series E stockholders. Additionally, upon the effectiveness of the Reverse Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock then issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of our Common Stock will be diluted.

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Not a Rule 13e-3 Transaction

The Securities and Exchange Commission has certain rules that must be followed to the extent an action taken by a company with securities registered under the Exchange Act may result in what is defined as a Rule 13e-3 transaction. As applicable to the Company, a Rule 13e-3 transaction is defined as including a reverse stock split which might cause any class of equity securities (such as the Common Stock) to become eligible for termination of registration under SEC Rule 12g-4 or Rule 12h-6, or to cause the reporting obligations for such class to be terminated under SEC Rule 12h-6.

The effect of the Reverse Split, if implemented, will not be to cause the Common Stock to be eligible for termination of its registration under the Exchange Act or of the Company’s reporting obligations under the Exchange Act. Because the Company has fewer than 300 stockholders at the present time and assets of less than $10,000,000, the Company is currently eligible to terminate its registration and reporting obligations. Even though eligible to do so, the Company has not done so and, at the present time, does not intend to do so.

No Fractional Shares

No fractional shares will be issued as a result of the Reverse Split. Stockholders (if any) who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of Common Stock in lieu of the fractional share. No stockholders will receive cash in lieu of fractional shares.

Procedure for Effecting the Reverse Split

We have drafted the Article Fourth Amendment to be filed with the Secretary of State of Delaware to amend Article Fourth of our existing Amended and Restated Certificate of Incorporation. Subject to the passage of the twenty day waiting period following the mailing of this Schedule 14C, we anticipate we will file such amendment on or about __________, 2012.

The Reverse Split will become effective on the date of filing of the Article Fourth Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-Reverse Split shares (“Old Shares”) will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares (“New Shares”).

The text of the Article Fourth Amendment is set forth in Exhibit B to this information statement. The Article Fourth Amendment has received the unanimous approval of our Board and has also been approved by stockholders holding a majority of our outstanding Common Stock. The text of the Article Fourth Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as the Board deems necessary and advisable to effect the Reverse Split.

The Reverse Split will take place on the effective date without any action on the part of the holders of Old Shares. Holders of Old Shares may, but are not required to, surrender certificates representing the Old Shares to our transfer agent for a certificate representing New Shares. Certificates for New Shares will not be issued at this time absent a physical tender by a holder. Stockholders who hold shares in certificated form do not need to do anything with their certificates at this time.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Split being effected, we intend to treat stockholders holding Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Potential Anti-Takeover Effect

Generally, an action such as the Reverse Split could adversely affect the ability of third parties to takeover or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our Company with another company.

Furthermore, given the few number of persons actually holding Common Stock at the present time, and the substantial ownership by the Company’s controlling stockholders, the Company does not believe there is any anti-takeover effect resulting from the Reverse Split.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split is not in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Accounting Matters

The Reverse Split will not affect the par value of our Common Stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to our Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged therefor. The stockholder's holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

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Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE REVERSE SPLIT.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents and other information with the SEC relating to its business, financial statements and other matters, including the Company’s annual report on Form 10-K for the year ended December 31, 2010, and any reports prior to or subsequent to that date.

These reports and other information filed by the Company with the SEC may be inspected and are available for copying at the public reference facilities maintained at the Securities and Exchange Commission at 100 F Street NW, Washington, D.C. 20549.

The Company’s filings with the Securities and Exchange Commission are also available to the public from the SEC’s website, http://www.sec.gov. The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports filed under the Exchange Act, are also available to any stockholder at no cost upon request to: 5744 Pacific Center Blvd., Suite 311, San Diego, CA 92121.

Delivery Of Documents To Security Holders Sharing An Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 5744 Pacific Center Blvd., Suite 311, San Diego, CA 92121.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Steven Strasser

Steven Strasser, Chief Executive Officer and

Vice Chairman of the Board of Directors

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Exhibit A

Amendment to the Certificates of Designation

Section B(3), subsection (c)(i):

any consolidation, merger, reorganization, recapitalization or sale in one or more related transactions of the Company with or into any other corporation or other entity or person, or any other corporate reorganization or sale of securities of the Company, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or sale, own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation, merger, reorganization or sale, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred (an “Acquisition”), provided however, the sale of the Company’s Series E Preferred Stock shall not be deemed a liquidation for the purposes of this Section 3;

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Exhibit B

Certificate of Amendment to the

Amended and Restated Certificate of Incorporation

Of Power Efficiency Corporation

The undersigned, for the purposes of amending the Amended and Restated Certificate of Incorporation of Power Efficiency Corporation. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DCGL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted in accordance with Section 141(b) of the DCGL, at a special meeting of the Board held on January 11, 2012, a resolution proposing and declaring advisable the following amendment to Article FOURTH of the Amended and Restated Certificate of Incorporation of said Corporation:

ARTICLE FOURTH

Upon the effectiveness of the amendment to the Amended and Restated Certificate of Incorporation containing this sentence (the “Split Effective Time”), each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each 100 shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock at the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification following the Split Effective Time, shall be issued scrip in registered uncertificated form which shall entitle the holder to receive one full share of Common Stock upon the surrender of such scrip aggregating a full share and subject to such other conditions as the Board of Directors may impose; provided, however, such scrip shall be void if not exchanged for certificates representing uncertificated full shares on or before the 90th day following the Split Effective Time. No stockholders will receive cash in lieu of fractional shares.

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment by written consent pursuant to Section 242 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Amended and Restated Certificate of Incorporation of Power Efficiency Corporation. to be duly executed by the undersigned this day of , 2012.

POWER EFFICIENCY CORPORATION

By:	/s/ Steven Strasser
Name: Steven Strasser

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